SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 02/10/1994
944018228 - 2377360

CERTIFICATE OF INCORPORATION

OF

XECHEM INTERNATIONAL, INC.

FIRST. The name of the Corporation is XECHEM INTERNATIONAL, INC.

SECOND. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. Authorized Shares.

1. The aggregate number of shares which the Corporation shall have authority to issue is 18,000,000, of which 2,500 shares of the par value of $.00001 per share shall be designated "Class A Voting Preferred Stock," 1,150 shares of the par value of $.00001 per share shall be designated "Class B 8% Preferred Stock," 2,996,350 shares of the par value of $.00001 per share shall be designated "Class C Preferred Stock," and 15,000,000 shares of the par value of $.01 per share shall be designated "Common Stock."

2. The powers, preferences, and rights, and the qualifications, limitations, and restrictions, of the Class A Voting Preferred Stock (the "Class A Preferred Stock") shall be as follows:

(a) Rank. The holders of the Series A Preferred Stock shall be entitled to receive a preference on liquidation and dividends in the amount of $.00001 per share, each such amount to be payable only once after issuance of a share of Series A Preferred Stock, before the holders of the Common Stock are entitled to receive any such payments. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, rank junior to the Class B 8% Preferred Stock and rank senior to, junior to, or on parity with, as the case may be, any series of the Class C Preferred Stock established by the Board of Directors as may be provided in the resolutions establishing such series.

(b) Voting Rights. (i) Each holder of shares of the Series A Preferred Stock shall be entitled to cast 1,000 votes per share of Series A Preferred Stock, voting as a single class with the Common Stock and any other class or series of stock of the Corporation then having general voting power with the Common Stock, on any matter to be voted upon by stockholders of the Corporation. Shares of the Series A Preferred Stock shall at no time be entitled, as a series, class or otherwise, to any additional, other or special or restrictive voting rights of any kind whatsoever, except only as and when and to the extent required by law, and except for the special voting rights set forth in the following Section 2(b)(ii).

(ii) In addition to any other rights provided by law, so long as any Series A Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the shares of Series A Preferred Stock outstanding (excluding treasury shares), voting as a separate class, (A) increase the authorized number of shares of Series A Preferred Stock; (B) amend, alter or repeal any of the preferences or rights of the Series A Preferred Stock; or (C) authorize any reclassification of the Series A Preferred Stock.

(c) Redemption. At any time after the fifth anniversary of the closing (the "Closing") of the Corporation's initial public offering, the Corporation, upon three days prior written notice, may redeem any or all of the shares of Class A Preferred Stock at a price of $.0001 per share. Any notice given pursuant to the foregoing sentence is hereafter referred to as a "Class A Redemption Notice." On or after the date of such redemption, each holder of Class A Preferred Stock to be redeemed shall surrender his certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Class A Redemption Notice, and thereupon the redemption price of such shares shall be payable to the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. From and after the date of such redemption, all rights of the holders of such shares as holders of Class A Preferred Stock of the Corporation (except the right to receive the redemption price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

3. The powers, preferences, and rights, and the qualifications, limitations, and restrictions, of the Class B 8% Preferred Shares (the "8% Preferred Stock") shall be as follows:

(a) Ranking. Subject to Section 3(d), the 8% Preferred Stock shall rank senior to the Corporation's Class A Preferred Stock, on a parity with or

senior to any series of Class C Preferred Stock, and senior to the Corporation's Common Stock, with respect to the payment of dividends and liquidation preference.

(b) Dividends. (i) The holders of 8% Preferred Stock shall be entitled to receive, when, if, and as declared by the Board of Directors out of funds legally available for the purpose, dividends in cash at the rate of $8 per share per annum, and no more, payable quarterly on each of January 1, April 1, July 1, and October 1 of each year at the rate of $2 per share (except for the initial dividend, which shall be payable at a rate per share equal to the amount accrued per share at the annual rate for the number of days in the period between the date of original issuance and the date the first dividend is payable), commencing on the first of such dates occurring after the date of original issuance of the 8% Preferred Stock. Dividends on the 8% Preferred Stock shall be cumulative from and after the date of original issuance, whether or not earned or declared and whether or not there shall be funds of the Corporation legally available for the payment of such dividends. Accruals and accumulations of dividends shall not bear interest. The Corporation shall have no obligation to pay any dividends prior to the end of the first fiscal quarter in which the Corporation reports positive net income, however, it may make such payments if legally permitted to do so.

(ii) Subject to Section 3(b)(iii), so long as any shares of 8% Preferred Stock shall be outstanding, the Corporation shall not declare or pay, or set apart for payment, any dividends or make any distribution in cash or other property (other than dividends or distributions in shares of any class or series of stock of the Corporation ranking junior to the 8% Preferred Stock or any class or series of stock of the Corporation ranking on a parity with or senior to the 8% Preferred Stock and issued on a date following the issuance of the 8% Preferred Stock with respect to dividends and liquidation preference), on any class or series of stock of the Corporation ranking junior to the 8% Preferred Stock with respect to dividends, and shall not redeem, purchase, or otherwise acquire, directly or indirectly (other than (x) through exchange for, or out of net cash proceeds received by the Corporation or any of its subsidiaries after the original date of issuance of the 8% Preferred Stock from the sale of shares of, any class or series of stock of the Corporation ranking junior to the 8% Preferred Stock with respect to dividends and liquidation preference or (y) upon the conversion of shares of stock of the Corporation into shares of any class or series of stock of the Corporation ranking junior to the 8% Preferred Stock with respect to dividends and liquidation preference), any shares of any class or series of stock of the Corporation ranking junior to the 8% Preferred Stock with respect to liquidation preference, if at the time of making such declaration, payment, setting apart, distribution, redemption, purchase, or acquisition, full cumulative dividends upon all outstanding shares of 8% Preferred Stock to the end of the last completed

dividend period shall not have been paid or declared and set apart for payment. So long as any shares of 8% Preferred Stock shall be outstanding, the Corporation shall not declare, with respect to any dividend period, any dividends on any class or series of stock of the Corporation ranking on a parity with the 8% Preferred Stock with respect to dividends, unless the Corporation shall have likewise declared dividends on the 8% Preferred Stock for all dividend periods coinciding with or ending before such dividend period, ratably in proportion to the respective annual dividend rates for the 8% Preferred Stock and for such other class or series.

(iii) Notwithstanding anything to the contrary herein, the Corporation may redeem the Class A Preferred Stock at its redemption price as provided in Section 2 of this Article FOURTH.

(c) Liquidation Rights. In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of the 8% Preferred Stock shall be entitled to receive or to have set apart for them, before any payment or distribution of the assets of the Corporation shall be made to or set apart for any class or series of stock of the Corporation ranking junior to the 8% Preferred Stock with respect to liquidation preference, an amount equal to $100 per share, plus an amount equal to all dividends accrued, accumulated, and unpaid thereon to the date of final distribution to such holders; but they shall be entitled to no further payment. If the assets of the Corporation distributable to shares of the 8% Preferred Stock and to shares of any class or series of stock of the Corporation ranking on a parity with the 8% Preferred Stock with respect to liquidation preference shall be insufficient to provide for full payment of the preferential amounts to which the holders thereof are respectively entitled, the Corporation shall make payments on shares of the 8% Preferred Stock and on shares of any such class or series ratably in accordance with the preferential amounts to which such shares are respectively entitled.

For the purposes of this Section 3(c), no sale, conveyance, exchange, or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of the property or assets of the Corporation, no reorganization of the Corporation, and no consolidation or merger of the Corporation with one or more corporations shall be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary.

(d) Voting. Other than as provided by law or in this Section 3(d), the holders of the 8% Preferred Stock shall not be entitled to vote at any election of directors or on any other matter submitted to stockholders of the Corporation.

So long as any shares 8% Preferred Stock shall be outstanding, the Corporation shall not, without the affirmative votes or written consent of the

holders of at least a majority of the aggregate number of outstanding shares of 8% Preferred Stock, (i) amend, alter, or repeal any of the provisions of the Certificate of Incorporation of the Corporation so as to affect the holders of the 8% Preferred Stock materially and adversely, (ii) create any class of Preferred Stock ranking on a parity with or senior to the 8% Preferred Stock in dividends or liquidation, or (iii) enter into any merger or consolidation (other than a merger or consolidation in which the holders of the capital stock of the Corporation immediately prior to such merger or consolidation hold the same shares of capital stock immediately thereafter), sell all or substantially all of the Corporation's assets, or adopt a plan of liquidation or dissolution.

(d) Redemption. At any time, the Corporation, upon 10 days prior written notice (the "Redemption Notice"), may redeem any or all 8% Preferred Stock at a redemption price of $100 per share plus accumulated and unpaid dividends thereon, provided that, as of the date of the Redemption Notice, the Corporation has set aside sufficient unencumbered funds to pay the redemption price for the shares to be redeemed. If the 8% Preferred Stock is to be redeemed in part, the Corporation shall redeem the 8% Preferred Stock ratably from each holder (or as near thereto as practicable without redeeming fractional shares). On or after the date of such redemption, each holder of 8% Preferred Stock to be redeemed shall surrender his certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the 8% Redemption Notice, and thereupon the redemption price of such shares shall be payable to the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. From and after the date of such redemption, all rights of the holders of such shares as holders of 8% Preferred Stock of the Corporation (except the right to receive the redemption price without interest upon surrender of their certificate or certificates), including the right of conversion, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(e) Conversion. (i) At any time after the fifth anniversary of the Closing, or at any time prior to such date if a "Change of Control" (hereinafter defined) shall occur, any share of 8% Preferred Stock, if not previously redeemed by the Corporation, may be converted, at the option of the holder of such share, into a number of shares of Common Stock equal to $100 plus the amount of any accrued and unpaid dividends on such share of 8% Preferred Stock, divided by the Conversion Price (as hereinafter defined). Any holder of 8% Preferred Stock may exercise such conversion right by delivery to the Corporation of a notice (a "Conversion Notice"), stating the number of shares of 8% Preferred Stock to be converted and accompanied by the certificate or certificate for the shares to be so converted. The Corporation shall or shall cause any transfer agent to, as promptly as practicable after receipt of any Conversion Notice, deliver to the

holder of the shares so converted a certificate or certificates, in the name of such holder, for the shares of Common Stock to which such holder is entitled and for any shares of 8% Preferred Stock represented by the certificate or certificates delivered by the holder which were not converted. The Corporation may issue fractional shares of Common Stock upon any conversion or, at the Corporation's option and in lieu thereof, pay to each holder of shares of 8% Preferred Stock who but for the provisions of this sentence would be entitled to receive a fraction of a share on such conversion an amount in cash equal to the same fraction of the Fair Market Value (as hereinafter defined). In case the Corporation shall consolidate or merge into or with another corporation, or in case the Corporation shall sell or convey to any other person or persons all or substantially all the property of the Corporation, effective provision shall be made, in the certificate or articles of incorporation of the resulting or surviving corporation or in any contracts of sales and conveyance, for the protection of the conversion rights of the shares of the 8% Preferred Stock.

(ii) The Conversion Price shall initially be $5.00 If (A) the Corporation shall pay a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock (excluding dividends which in any fiscal year do not in the aggregate exceed 5% of the Common Stock outstanding at the beginning of such fiscal year), subdivide its outstanding shares of Common Stock, combine its outstanding shares of Common Stock into a smaller number of shares, or issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, then the Conversion Price in effect immediately prior to such action and the shares issuable upon conversion shall be adjusted so that the holder of any shares of 8% Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock of the Corporation which he would have owned immediately following such action had such shares of 8% Preferred Stock been converted immediately prior thereto, or (B) a Change of Control (as hereinafter defined) occurs, the Conversion Price shall be adjusted to equal the Change of Control Price (as hereinafter defined) (provided that no further adjustments shall be made for any subsequent Change of Control).

(iii) A "Change of Control" shall be deemed to occur if any person (including a "group" as determined in accordance with Sections 13(a) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules and regulations thereunder) shall report the acquisition, or the Corporation shall obtain knowledge of any such person or group having acquired, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 15% or more of the outstanding Common Stock, whether by means of open-market purchase, tender offers, or otherwise (any such person or group being an "acquiror"), provided that no Change of Control shall be deemed to have occurred as a result of the ownership of Common Stock by the Company, any

subsidiary of the Company, any employee benefit plan of the Company, Ramesh C. Pandey or any of his lineal descendants, or any acquiror who acquired the shares of Common Stock which resulted in such person becoming an acquiror directly from the other persons described in this proviso.

(iv) The "Change of Control Price" shall be the least of (A) the Conversion Price as it would have been in effect had no Change of Control had occurred, (B) 25% of the Fair Market Value as of the date of occurrence of the Change of Control, and (C) the lowest price per share of Common Stock paid by the acquiror to acquire Common Stock in the one-year preceding the occurrence of the Change of Control.

(v) The "Fair Market Value" per share of the Common Stock on any date shall be the average of the "closing prices" for the 30 consecutive trading days ending on the trading day immediately preceding the date in question, where the "closing price" on any day is (a) the last reported sales price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the NASDAQ National Market System) on which the Common Stock is listed or admitted to trading, (b) if on such date the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or (c) if on such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the Fair Market Value of a share of Common Stock on such date, as determined in good faith by the Board of Directors of the Corporation (without the participation of any holder of 8% Preferred Stock or any acquiror), whose determination shall be conclusive absent manifest error, shall be used.

4. Any shares of Class A Preferred Stock or 8% Preferred Stock purchased or acquired by the Corporation (including shares of 8% Preferred Stock that shall be converted) shall be canceled and shall not be reissued. The number of shares of Class A Preferred Stock or 8% Preferred Stock may be decreased (but not below the number of such shares then outstanding) but not increased by a certificate executed, filed, and recorded in accordance with the General Corporation Law of the State of Delaware, setting forth a statement that a specified decrease therein had been authorized and directed by a resolution or resolutions adopted by the Board of Directors.

5. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Class C Preferred Shares as Class C Preferred Shares of any series and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, powers, preferences, and rights, and the qualifications, limitations,

and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

FIFTH. The name and mailing address of the incorporator is Michael H. Margulis, Shea & Gould, 1251 Avenue of the Americas, New York, New York 10020.

SIXTH. Election of directors need not be by written ballot.

SEVENTH. The Board of Directors is authorized to adopt, amend, or repeal By-Laws of the Corporation.

EIGHTH. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article EIGHTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article EIGHTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the By-Laws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

NINTH. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article NINTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article NINTH, and neither the amendment or repeal of this Article NINTH, nor the adoption of any

provision of this Certificate of Incorporation inconsistent with this Article NINTH, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article NINTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

TENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, I have made, signed, and sealed this Certificate of Incorporation this 9th day of February, 1994.

[signature] (L.S.)
Michael H. Margulis, Incorporator

P:\DOCS\PUBL\MHM\MIS\86702.2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 02/16/1994
944021823 - 2377360

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF INCORPORATION

OF

XECHEM INTERNATIONAL, INC.

(Pursuant to Section 103(f) of the General Corporation Law of the State of Delaware)

I, the undersigned, being the sole incorporator of XECHEM INTERNATIONAL, INC., a Delaware corporation incorporated on February 10, 1994, do hereby certify that the Certificate of Incorporation contained an inaccurate record.

Section 1 of Article FOURTH contained a typographical error that provided that the par value of the Common Stock was $.01 per share. The par value of the Common Stock should have been $.00001 per share.

Section 1 of Article FOURTH should read as follows:

"1. The aggregate number of shares which the Corporation shall have authority to issue is 18,000,000, of which 2,500 shares of the par value of $.00001 per share shall be designated "Class A Voting Preferred Stock," 1,150 shares of the par value of $.00001 per share shall be designated "Class B 8% Preferred Stock," 2,996,350 shares of the par value of $.00001 per share shall be designated "Class C Preferred Stock," and 15,000,000 shares of the par value of $.00001 per share shall be designated "Common Stock.""

I have duly executed this Certificate of Correction of Certificate of Incorporation this 16th day of February, 1994.

Michael H. Margulis
Sole Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 06/02/1995
950122415 - 2377360

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
XECHEM INTERNATIONAL, INC.

Xechem International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: that the board of directors of the Corporation, at a special meeting of the board of directors, have approved the motion to propose to the stockholders of the Corporation the following amendment to the Certificate of Incorporation of the Corporation;

SECOND: that the stockholders of the Corporation, at an annual meeting of stockholders, have by affirmative majority vote consented to the following amendment to the Certificate of Incorporation of the Corporation:

> RESOLVED: that the Certificate of Incorporation of the Corporation be and hereby is amended by changing the first sentence of Paragraph 2. (c) of the article thereof numbered "FOURTH" to be and read as follows:
>
> 2.(c) Redemption. At any time after the fifteenth anniversary of the closing (the "Closing") of the Corporation's initial public offering, the Corporation, upon three days prior notice, may redeem any or all of the shares of Class A Preferred Stock at price of $.0001 per share.

THIRD: the foregoing amendment was duly adopted in accordance with the applicable provisions of Sections 211, 212, 216 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Ramesh C. Pandey, its President, and attested by Leonard A. Mudry, its Secretary, this 26TH day of May, 1995.

Ramesh C. Pandey, President

ATTEST:

Leonard A. Mudry, Secretary

LBA/135980

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:30 PM 01/15/1997
971015606 - 2377360

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF XECHEM INTERNATIONAL, INC.

Xechem International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Law"), DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation held on November 15, 1996, the Board of Directors duly adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation:

> RESOLVED, that the directors find it advisable to amend the Certificate of Incorporation of the Corporation by striking Article Fourth, Section 1 in its entirety and inserting in lieu thereof the following:
>
> FOURTH. Authorized Shares.
>
> 1. The aggregate number of shares which the Corporation shall have authority to issue is 250,000,000 shares, of which 2,500 shares of the par value of $0.0001 per share shall be designated "Class A Voting Preferred Stock," 1,150 shares of the par value of $0.0001 per share shall be designated "Class B 8% Preferred Stock," 2,996,350 shares of the par value of $0.0001 per share shall be designated "Class C Preferred Stock" and 247,000,000 shares of the par value of $0.01 per share shall be designated "Common Stock."

SECOND: A special meeting of the stockholders of the Corporation was duly called and held on January 15, 1997, upon notice in accordance with the applicable provisions of Section 222 of the Law, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Ramesh C. Pandey, its President and Chief Executive Officer and attested by Leonard A. Mudry, its Secretary, this 15th day of January, 1997.

R Pandey
Ramesh C. Pandey, President and Chief Executive Officer

ATTEST:

Leonard A. Mudry
Leonard A. Mudry, Secretary

272322

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/24/1997
971024077 – 2377360

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

OF

XECHEM INTERNATIONAL, INC.

(Pursuant to Section 103(f) of the General Corporation Law of the State of Delaware)

I, the undersigned, being the President and Chief Executive Officer of XECHEM INTERNATIONAL, INC., a Delaware corporation incorporated on February 10, 1994, do hereby certify that the Certificate of Amendment to the Certificate of Incorporation of XECHEM INTERNATIONAL, INC., dated January 15, 1997 contained an inaccurate record.

Section 1 of Article **FOURTH** contained a typographical error that provided that the par value of the Common Stock was $.01 per share. The par value of the Common Stock should have been $.00001 per share.

Section 1 of Article **FOURTH** should read as follows:

> "1. The aggregate number of shares which the Corporation shall have authority to issue is 250,000,000, of which 2,500 shares of the par value of $.00001 per share shall be designated "Class A Voting Preferred Stock," 1,150 shares of the par value of $.00001 per share shall be designated "Class B 8% Preferred Stock," 2,996,350 shares of the par value of $.00001 per share shall be designated "Class C Preferred Stock," and 247,000,000 shares of the par value of $.00001 per share shall be designated "Common Stock."

I have duly executed this Certificate of Correction of the Certificate of Amendment to the Certificate of Incorporation this 23rd day of January, 1997.

R. Pandey

Ramesh C. Pandey, President and Chief Executive Officer

ATTEST:

Leonard A. Mudry

Leonard A. Mudry, Secretary

272322

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/18/2000
001363440 - 2377360

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF XECHEM INTERNATIONAL, INC.

Xechem International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Law"), DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation held on May 17, 2000, the Board of Directors duly adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation:

> RESOLVED, that the directors find it advisable to amend the Certificate of Incorporation of the Corporation by striking Article Fourth, Section 1 in its entirety and inserting in lieu thereof the following:
>
> FOURTH. Authorized Shares.
>
> 1. The aggregate number of shares which the Corporation shall have authority to issue is 750,000,000 shares, of which 2,500 shares of the par value of $0.00001 per share shall be designated "Class A Voting Preferred Stock," 1,150 shares of the par value of $0.00001 per share shall be designated "Class B 8% Preferred Stock," 49,996,350 shares of the par value of $0.00001 per share shall be designated "Class C Preferred Stock" and 700,000,000 shares of the par value of $0.00001 per share shall be designated "Common Stock."

SECOND: A meeting of the stockholders of the Corporation was duly called and held on July 11, 2000, upon notice in accordance with the applicable provisions of Section 222 of the Law, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Ramesh C. Pandey, its President and Chief Executive Officer and attested by Ramesh C. Pandey, its Secretary, this 17th day of July, 2000.

RCPandey

Ramesh C. Pandey, President and Chief Executive Officer

ATTEST:

RCPandey

Ramesh C. Pandey, Secretary

059207.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/07/2001
010561300 - 2377360

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF XECHEM INTERNATIONAL, INC.

Xechem International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Law"), DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation held on October 15, 2001, the Board of Directors duly adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation:

> RESOLVED, that the directors find it advisable to amend the Certificate of Incorporation of the Corporation by striking Article Fourth, Section 1 in its entirety and inserting in lieu thereof the following:
>
> FOURTH. Authorized Shares.
>
> 1. The aggregate number of shares which the Corporation shall have authority to issue is 2,000,000,000 shares, of which 2,500 shares of the par value of $0.00001 per share shall be designated "Class A Voting Preferred Stock," 1,150 shares of the par value of $0.00001 per share shall be designated "Class B 8% Preferred Stock," 49,996,350 shares of the par value of $0.00001 per share shall be designated "Class C Preferred Stock" and 1,950,000,000 shares of the par value of $0.00001 per share shall be designated "Common Stock."

SECOND: In accordance with Sections 242 and 228 of the Delaware General Corporation Law, the above statement of amendment has been duly approved by the board of directors and stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Ramesh C. Pandey, its President and Chief Executive Officer and attested by Ramesh C. Pandey, its Secretary, this 7 day of November, 2001

/s/ Ramesh C. Pandy
Ramesh C. Pandey, President and Chief Executive Officer

ATTEST:

/s/ Ramesh C. Pandy
Ramesh C. Pandey, Secretary

Certificate of Amendment to Certificate of Incorporation.WPD

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/20/2002
020716997 - 2377360

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF XECHEM INTERNATIONAL, INC.

Xechem International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Law"), DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation held on October 16, 2002, the Board of Directors duly adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation:

> RESOLVED, that the directors find it advisable to amend the Certificate of Incorporation of the Corporation by striking Article Fourth, Section 1 in its entirety and inserting in lieu thereof the following:
>
> FOURTH. Authorized Shares.
>
> 1. The aggregate number of shares which the Corporation shall have authority to issue is 10,000,000,000 shares, of which 2,500 shares of the par value of $0.00001 per share shall be designated "Class A Voting Preferred Stock," 1,150 shares of the par value of $0.00001 per share shall be designated "Class B 8% Preferred Stock," 49,996,350 shares of the par value of $0.00001 per share shall be designated "Class C Preferred Stock" and 9,950,000,000 shares of the par value of $0.00001 per share shall be designated "Common Stock."

SECOND: In accordance with Sections 242 and 228 of the Delaware General Corporation Law, the above statement of amendment has been duly approved by the board of directors and stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Ramesh C. Pandey, its President and Chief Executive Officer and attested by Ramesh C. Pandey, its Secretary, this 20th day of November, 2002.

/s/ Ramesh C. Pandey
Ramesh C. Pandey, President and
Chief Executive Officer

ATTEST:

/s/ Ramesh C. Pandey
Ramesh C. Pandey, Secretary

Document3

CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF INCORPORATION
OF XECHEM INTERNATIONAL, INC.

Xechem International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Law"), DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation held on February 10, 2003, the Board of Directors duly adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation:

> RESOLVED, that the directors find it advisable to amend the Certificate of Incorporation of the Corporation by striking Article Fourth, Section 1 in its entirety and inserting in lieu thereof the following:
>
> FOURTH. Authorized Shares.
>
> 1. The aggregate number of shares which the Corporation shall have authority to issue is 500,000,000,000 shares, of which 2,500 shares of the par value of $0.00001 per share shall be designated "Class A Voting Preferred Stock," 1,150 shares of the par value of $0.00001 per share shall be designated "Class B 8% Preferred Stock," 49,996,350 shares of the par value of $0.00001 per share shall be designated "Class C Preferred Stock" and 499,950,000,000 shares of the par value of $0.00001 per share shall be designated "Common Stock."

SECOND: In accordance with Sections 242 and 228 of the Delaware General Corporation Law, the above statement of amendment has been duly approved by the board of directors and stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Ramesh C. Pandey, its President and Chief Executive Officer and attested by Ramesh C. Pandey, its Secretary, this 8th day of April, 2003.

/s/ Ramesh C. Pandey
Ramesh C. Pandey, President and
Chief Executive Officer

ATTEST:

/s/ Ramesh C. Pandey
Ramesh C. Pandey, Secretary

847204_2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:13 PM 04/09/2003
030235999 - 2377360

Secretary of State
Division of Corporations
Delivered 11:06 AM 05/23/2003
FILED 11:06 AM 05/23/2003
SRV 030338318 - 2377360 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
XECHEM INTERNATIONAL, INC.

Xechem International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify:

FIRST: That the Board of directors of the Corporation duly adopted resolutions setting forth the following amendment to the Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

RESOLVED, that, subject to stockholder approval at a special meeting of stockholders or by consent in lieu of a special meeting of stockholders, Section 1 of Article Fourth of the Certificate of Incorporation of this Corporation shall be amended to read in its entirety as follows:

"1. This Amendment to the Certificate of Incorporation shall be effective at 8:00 a.m. Eastern Time on May 28, 2003, at which time the outstanding shares of Common Stock shall be and hereby are combined and reclassified as follows: each share of Common Stock shall be reclassified as and converted into one 3,000th of a share of Common Stock; provided, however, that fractional shares of Common Stock will not be issued in connection with such combination and reclassification, and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment from the Corporation determined by multiplying such fraction by the closing price of the Common Stock on the OTC Bulletin Board for the trading day immediately preceding the effective date of this Amendment, such payment to be made upon such other terms and conditions as the officers of the Corporation, in their judgment, determine to be advisable and in the best interests of the Corporation.

Certificates representing shares combined and reclassified as provided in this Amendment are hereby canceled, and, upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive new certificates representing the shares resulting from such combination and reclassification.

The aggregate number of shares which the Corporation shall have authority to issue is 500,000,000,000, of which 2,500 shares of the par value of $.00001 per share shall be designated "Class A Voting Preferred Stock," 1,150 shares of the par value of $.00001 per share shall be designated "Class B 8% Preferred Stock," 49,996,350 shares of the par value of $.00001 per share shall be designated "Class C Preferred Stock," and 499,950,000,000 shares of the par value of $.00001 per share shall be designated "Common Stock."

SECOND: In accordance with Sections 242 and 228 of the Delaware General Corporation Law, the above statement of amendment has been duly approved by the board of directors and the stockholders of the Corporation.

THIRD: That the Amendment shall be effective at 8:00 a.m. Eastern Time on May 28, 2003.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Ramesh C. Pandey, its President, this 22nd day of May, 2003.

/s/ Ramesh C. Pandey
Ramesh C. Pandey, President and
Chief Executive Officer

ATTEST:

/s/ Ramesh C. Pandey
Ramesh C. Pandey, Secretary

847463_1

CORRECTED
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
XECHEM INTERNATIONAL, INC.

Xechem International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify:

FIRST: That the Board of directors of the Corporation duly adopted resolutions setting forth the following amendment to the Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

RESOLVED, that, subject to stockholder approval at a special meeting of stockholders or by consent in lieu of a special meeting of stockholders, Section 1 of Article Fourth of the Certificate of Incorporation of this Corporation shall be amended to read in its entirety as follows:

"1. This Amendment to the Certificate of Incorporation shall be effective at 8:00 a.m. Eastern Time on May 28, 2003, at which time the outstanding shares of Common Stock shall be and hereby are combined and reclassified (subject to a 3,000 to 1 reverse stock split) as follows: such that each share of Common Stock shall be reclassified as and converted into one/3,000th of a share of Common Stock; provided, however, that fractional shares of Common Stock will not be issued in connection with such combination and reclassification, and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment from the Corporation determined by multiplying such fraction by the closing price of the Common Stock on the OTC Bulletin Board for the trading day immediately preceding the effective date of this Amendment, such payment to be made upon such other terms and conditions as the officers of the Corporation, in their judgment, determine to be advisable and in the best interests of the Corporation.

Certificates representing shares combined and reclassified as provided in this Amendment are hereby canceled, and, upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive new certificates representing the shares resulting from such combination and reclassification.

The aggregate number of shares which the Corporation shall have authority to issue is 2,000,000,000, of which 2,500 shares of the par value of $.00001 per share shall be designated "Class A Voting Preferred Stock," 1,150 shares of the par value of $.00001 per share shall be designated "Class B 8% Preferred Stock," 49,996,350 shares of the par value of $.00001 per share shall be designated "Class C Preferred Stock," and 1,950,000,000 shares of the par value of $.00001 per share shall be designated "Common Stock."

SECOND: In accordance with Sections 242 and 228 of the Delaware General Corporation Law, the above statement of amendment has been duly approved by the board of directors and the stockholders of the Corporation.

THIRD: That the Amendment shall be effective at 8:00 a.m. Eastern Time on May 28, 2003.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Ramesh C. Pandey, its President, this 22nd day of May, 2003.

RPandey

Ramesh C. Pandey, President and
Chief Executive Officer

ATTEST:

RPandey

Ramesh C. Pandey, Secretary

913690_1

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:27 PM 06/10/2004
FILED 07:27 PM 06/10/2004
SRV 040433073 - 2377360 FILE

CORRECTED

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

XECHEM INTERNATIONAL, INC.

XECHEM INTERNATIONAL, INC., a Delaware corporation (the "Corporation"), pursuant to § 103(f) of the Delaware General Corporation Law ("DGCL), certifies:

FIRST: That the Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on May 23, 2003 is an inaccurate record of the corporate action referred therein.

SECOND: That the Certificate of Amendment of Certificate of Incorporation is inaccurate in that Paragraph 6 of the document failed to set forth the proper number of authorized shares of common stock following the 3,000 to 1 reverse stock split. The aggregate number of authorized shares listed in the inaccurate document was 500,000,000,000. The correct number of aggregate authorized shares is 2,000,000,000. Also, the number of authorized shares of common stock listed in the inaccurate document was 499,950,000,000. The correct number of authorized common stock is 1,950,000,000.

THIRD: That the Certificate of Amendment of Certificate of Incorporation in correct form is attached hereto.

IN WITNESS WHEREOF, the Corporation has caused this Corrected Certificate of Amendment of Certificate of Incorporation to be signed by its duly authorized officer this 10th day of June, 2004.

XECHEM INTERNATIONAL, INC.

By: RCPandey
Ramesh C. Pandey, President and Chief Executive Officer

913696_1

EXHIBIT 3(ii)

BY-LAWS